Exhibit 5.1 FIRM/AFFILIATE OFFICES ----------- BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON ----------- BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com October 4, 2024 New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, New York 10011 Re: New Fortress Energy Inc.—Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as special United States counsel to New Fortress Energy Inc., a Delaware corporation (the “Company”), in connection with the resale by Ceiba Energy US LP, a Delaware limited partnership (the “Selling Securityholder”), of up to 10,804,718 shares (the “Resale Conversion Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the 4.8% Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series B Convertible Preferred Stock”), pursuant to the Certificate of Designations (as defined below), issued to the Selling Stockholder pursuant to the Exchange Agreement (as defined below). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). In rendering the opinion stated herein, we have examined and relied upon the following: (a) the registration statement on Form S-3 (File No. 333-277611) of the Company relating to Common Stock and other securities of the Company filed on March 1, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for

New Fortress Energy Inc. October 4, 2024 Page 2 delayed offerings pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”); (b) the prospectus, dated March 1, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement; (c) the prospectus supplement, dated October 4, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the resale of the Resale Conversion Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (d) an executed copy of the Exchange Agreement, dated as of September 23, 2024 (the “Exchange Agreement”), by and between the Company and the Selling Securityholder; (e) a copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware on October 1, 2024 (the “Certificate of Designations”), designating the Series B Convertible Preferred Stock and certified pursuant to the Secretary’s Certificate (as defined below); (f) an executed copy of a certificate of Cameron D. MacDougall, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”); (g) a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of October 2, 2024, and certified pursuant to the Secretary’s Certificate; (h) a copy of the Company’s bylaws, in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; (i) a copy of the Company’s Certificate of Conversion, filed with the Secretary of State of the State of Delaware on August 3, 2020, and certified pursuant to the Secretary’s Certificate; (j) a copy of certain resolutions of the Board of Directors of New Fortress Energy LLC adopted on July 30, 2020, certified pursuant to the Secretary’s Certificate; and (k) a copy of certain resolutions of the Board of Directors of the Company adopted on August 7, 2020 and September 23, 2024, certified pursuant to the Secretary’s Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Securityholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

New Fortress Energy Inc. October 4, 2024 Page 3 In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Series B Convertible Preferred Stock set forth in the Exchange Agreement and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such shares of Series B Convertible Preferred Stock and Resale Conversion Shares, (ii) each issuance of the Resale Conversion Shares will be registered in the Company’s share registry and (iii) the Conversion Price (as defined in the Certificate of Designations) will be at least equal to the par value of the Resale Conversion Shares at the time of conversion. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholder and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Exchange Agreement. We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”). As used herein, “Organizational Documents” means those documents listed in paragraphs (g) and (h) above. Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Resale Conversion Shares initially issuable upon conversion of the Series B Convertible Preferred Stock pursuant to the Certificate of Designations have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Series B Convertible Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable. In addition, in rendering the foregoing opinion, we have assumed that: (a) except to the extent expressly stated in the opinion herein, the Company’s issuance of the Resale Conversion Shares does not (i) violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents, the Certificate of Designations and those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023), although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

New Fortress Energy Inc. October 4, 2024 Page 4 (b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and the Certificate of Designation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations. This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type. We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP MJS